                                                                Exhibit 99(b)(3)
CONFORMED COPY
                             Dated 23 February 1999





                            (1) FIRST TECHNOLOGY PLC

                                       and

                        (2) FIRST TECHNOLOGY FUNDING PLC

                                       and

                     (3) KLEINWORT BENSON SECURITIES LIMITED









                                  RIGHTS ISSUE
                             UNDERWRITING AGREEMENT




                              LINKLATERS & ALLIANCE
                                 One Silk Street
                                 London EC2Y 8HQ
                             TEL: (+44) 171 456 2000
                                   Ref: BR/HLC

CONTENTS
--------------------------------------------------------------------------------

CLAUSE HEADING                                                                                                  PAGE

    1 Interpretation...............................................................................................1
    2 Conditions...................................................................................................4
    3 The Rights Issue and the Acquisition.........................................................................6
    4 Prohibited Shareholders, Restricted Shareholders and Fractions...............................................8
    5 Underwriting Obligations.....................................................................................8
    6 The Bank's Capacity.........................................................................................10
    7 Fees, Commissions and Expenses..............................................................................11
    8 Announcements...............................................................................................12
    9 Warranties..................................................................................................13
    10 Indemnity..................................................................................................18
    11 Termination................................................................................................21
    12 Time of the Essence........................................................................................22
    13 General....................................................................................................22
    14 Miscellaneous..............................................................................................23
    15 Notices....................................................................................................23
    16 Governing Law..............................................................................................24

          THIS AGREEMENT is made on 23 February 1999 BETWEEN


          (1) FIRST TECHNOLOGY PLC, whose registered office is at 2 Columbus Drive, Summit Avenue, Southwood, Farnborough, Hampshire GU14 0NZ ("FIRST TECHNOLOGY");


          (2) FIRST TECHNOLOGY FUNDING PLC, whose registered office is at 2 Columbus Drive, Summit Avenue, Southwood, Farnborough, Hampshire GU14 0NZ (the "COMPANY"); and


          (3) KLEINWORT BENSON SECURITIES LIMITED, whose registered office is at 20 Fenchurch Street, London EC3P 3DB (the "BANK").

               WHEREAS:

        A The Company proposes to issue the Stock pursuant to the Rights Issue at a price of 320p per Stock Unit, payable in full on acceptance.

        B The Bank has agreed to underwrite the Rights Issue on the terms and subject to the conditions set out in this Agreement.

            IT IS AGREED as follows:


        1   INTERPRETATION

            In this Agreement (including the Recitals):

            "ACQUISITION" means the proposed acquisition by First Technology of all the Target Shares, details of which are contained in the Press Announcement and the Circular;

            "ACQUISITION AGREEMENTS" means the Merger Agreement, the Shareholder Agreement, the Subscription Agreement and the Loan Agreement, each in the agreed form;

            "ADMISSION" means admission to the Official List of the Exchange in accordance with paragraph 7.1 of the Listing Rules;

            "BOARD" means the Board of Directors or a duly authorised committee thereof;

            "BROKERS" means Kleinwort Benson Securities Limited;

            "BUSINESS DAY" means a day excluding a Saturday or Sunday on which banks in London are open for business;

            "CIRCULAR" means the circular letter (incorporating listing particulars and a prospectus) in the agreed form to be despatched by First Technology to its shareholders;

            "DEED POLL" means the deed poll constituting the Stock to be executed by First Technology and the Company in the agreed form;

            "DIRECTORS" means the directors of First Technology;

            "EGM" means the extraordinary general meeting of First Technology, notice of which is incorporated in the Circular;

            "ENLARGED GROUP" means the Group as enlarged by the acquisition of Target;

            "EXCHANGE" means London Stock Exchange Limited;

            "FIRST TECHNOLOGY ACQUISITION CORP." means First Technology Acquisition Corp., a US company incorporated in the State of Indiana and a wholly-owned subsidiary of First Technology;

            "FIRST TECHNOLOGY SHAREHOLDERS" means the holders of First Technology Shares whose names appear on the register of members of First Technology as at the close of business on the Record Date or, for the purposes of Clause 3.2, on the latest practicable date prior to the posting of the Circular;

            "FIRST TECHNOLOGY SHARES" means ordinary shares of 10p each in the capital of First Technology;

            "FSA" means the Financial Services Act 1986 including any regulations made pursuant thereto;

            "GAZETTE NOTICE" means the notice for insertion in the London Gazette in the agreed form;

            "GROUP" means First Technology and its subsidiary undertakings and the expression "GROUP COMPANY" means any of them;

            "IMPACT DAY" means the day on which the Rights Issue is announced and the effective date of this Agreement;

            "ISSUE DOCUMENTS" means the Press Announcement, the Circular and the PAL;

            "ISSUE PRICE" means the price of 320p per Stock Unit;

            "LISTING RULES" means the listing rules made by the Exchange under
            Section 142 FSA;

            "LOAN AGREEMENT" means the agreement in the agreed form between First Technology and The First National Bank of Chicago, HSBC Investment Bank plc and Dresdner Kleinwort Benson as joint arrangers and HSBC Investment Bank plc as agent;

            "MERGER AGREEMENT" means the agreement and plan of merger in the agreed form to be entered into as of Impact Day between First Technology, First Technology Acquisition Corp. and Target, setting out the terms on which First Technology Acquisition Corp. will be merged with and into Target in accordance with the laws of England and the laws of the State of Indiana;

            "NEW FIRST TECHNOLOGY SHARES" means new ordinary shares of 10p each in the capital of First Technology to be issued fully paid on conversion of Stock Units as described in, and which will have the rights set out in, the Circular;

            "PAL" means the provisional allotment letter in the agreed form to be issued (nil paid) by the Company in connection with the Rights Issue;

            "PRESS ANNOUNCEMENT" means the press announcement in the agreed form proposed to be released on the date hereof containing, inter alia, details of the Acquisition and of the Rights Issue;

            "PROHIBITED SHAREHOLDERS" means First Technology Shareholders with registered addresses in the United States, Canada, Australia or the Republic of Ireland;

            "RECORD DATE" means 5 March 1999, being the record date for the Rights Issue;

            "REGISTRARS" means Lloyds Bank Registrars;

            "RESOLUTIONS" means the resolutions as set out in the notice convening the EGM contained in the Circular;

            "RESTRICTED SHAREHOLDERS" means First Technology Shareholders with registered addresses in territories where PALs may be sent subject to modification or restriction e.g. South Africa;

            "RIGHTS ISSUE" means the proposed offer of up to 12,029,189 Stock Units by way of rights to First Technology Shareholders at the Issue Price on the terms and subject to the conditions set out in the Circular;

            "RIGHTS ISSUE CLOSING DATE" means the last date for payment and acceptance under the Rights Issue;

            "SFA" means The Securities and Futures Authority Limited;

            "SFA RULES" means the rules of the SFA;

            "SHAREHOLDER AGREEMENT" means the agreement in the agreed form to be entered into as of Impact Day between, First Technology, First Technology Acquisition Corp., Target and certain shareholders of Target, pursuant to which such shareholders have agreed to tender their Target Shares in the cash tender offer to be made pursuant to the Merger Agreement, in exchange for which such shareholders will be entitled to receive cash consideration on the terms and conditions set out in the Merger Agreement;

            "STOCK" means redeemable convertible unsecured loan stock of the Company to be issued in connection with the Rights Issue, having the rights and being subject to the restrictions summarised in the Circular and to be set out in the Deed Poll;

            "STOCK UNIT" means a unit of Stock;

            "STOCKHOLDERS" means the registered holders for the time being of the Stock;

            "SUBSCRIPTION AGREEMENT" means the agreement in the agreed form to be entered into as of Impact Day between First Technology and certain shareholders of Target, pursuant to which such shareholders agree to invest a proportion of the proceeds received for their Target Shares under the cash tender offer to be made in accordance with the terms of the Merger Agreement, to purchase First Technology Shares on the terms and conditions set out in the agreement;

            "TARGET" means Control Devices, Inc.;

            "TARGET SHARES" means all the issued share capital of Target;

            "UNITED STATES" means the United States of America, its territories and possessions, any State of the United States and the District of Columbia;

            "VAT" means United Kingdom value added tax as provided for in the Value Added Tax Act 1994 or any legislation amending or replacing such Act; and

            "VERIFICATION NOTES" means the verification notes in the agreed form incorporating the answers thereto confirming the accuracy of the information contained in the Circular.

      1.1 Any reference to a document being "in the agreed form" means in the form of the draft or proof thereof signed for the purpose of identification by Linklaters & Alliance (on behalf of the Bank) and Nabarro Nathanson (on behalf of the Company and First Technology) with such alterations (if any) as may subsequently be agreed by or on behalf of the Bank, the Company and First Technology. A complete list of documents which are in the agreed form is set out in
            Schedule 1.

      1.2 References to a statutory provision include any subordinate legislation made from time to time under that provision.

      1.3 The Interpretation Act 1978 shall apply to this Agreement in the same way as it applies to an enactment.

      1.4 In this Agreement the expressions "SUBSIDIARY UNDERTAKING" and "SUBSIDIARY" shall have the meanings given thereto in the Companies Act 1985 (as modified by the Companies Act 1989).

      1.5 References to this Agreement include its Schedules and references in this Agreement to Clauses, sub-clauses and Schedules are to Clauses and sub-clauses of, and Schedules to, this Agreement.

      1.6   Headings shall be ignored in construing this Agreement.

      1.7   References to time of day are to London time.

        2   CONDITIONS

      2.1 The obligations of the Bank under this Agreement (with the exception of the obligation set out in Clause 3.1) are conditional on:

            2.1.1 the Circular being approved by the Exchange in accordance with the Listing Rules;

            2.1.2 two copies of the Circular being delivered to the Registrar of Companies for registration as required by
                        Section 149 FSA in accordance with Clause 3.2;

            2.1.3 the posting of the Circular and of the PALs in accordance with Clause 3;

            2.1.4 the execution and exchange of each of the Acquisition Agreements by all parties thereto by no later than Impact Day;

            2.1.5 the passing without material amendment of the Resolutions on 11 March 1999 (or such other date as the Bank may agree);

            2.1.6 Admission of the Stock occurring on or before 12 March 1999 (or such later date, being not later than 22 March 1999, as the Bank may agree); and

            2.1.7 the delivery by First Technology to the Bank of a certificate in the form set out in Schedule 2 immediately prior to the posting of the PALs.

      2.2 The Company and First Technology will use their respective reasonable endeavours to procure the fulfilment of the conditions set out in Clause 2.1 by the times and dates stated therein.

      2.3 The Company and First Technology have caused application to be made to the Exchange for formal approval of the Circular and for permission to be granted for Admission of the Stock and the New First Technology Shares (subject only to the passing of the Resolutions, the despatch of the PALs and the allotment and issue of the Stock Units and, in the case of the New First Technology Shares, conversion of the Stock Units and the allotment and issue of the New First Technology Shares) in each case in accordance with the Listing Rules. The Company and First Technology undertake to use their respective reasonable endeavours to enable such Admission to become effective and, in particular, to provide all such information, execute all such documents, pay all such fees, give all such undertakings and do or procure to be done all such acts and things as may reasonably be required therefor.

      2.4 The conditions in Clause 2.1 (other than that in Clause 2.1.6) may be waived in whole or in part by notice in writing by the Bank to First Technology and, subject to Clause 2.5, the time for satisfaction of any of the conditions in Clause 2.1 extended by the Bank.

      2.5 If any of the conditions set out in Clause 2.1 is not fulfilled or (other than in the case of the condition in Clause 2.1.6) waived as described above and, in any event, by no later than 22 March 1999, this Agreement shall cease and determine and no party to this Agreement will have any claim against any other for costs, damages, compensation or otherwise except that:

            2.5.1 such termination shall be without prejudice to any accrued rights or obligations under this Agreement;

            2.5.2 the Company or, failing the Company, First Technology shall pay the commissions, fees and expenses specified in Clause 7 subject as provided therein; and

            2.5.3 the provisions of Clauses 1 (interpretation), 8 (announcements), 10 (indemnity), 12 (time of the essence), 14 (miscellaneous), 15 (notices) and 16 (governing law) shall remain in full force and effect.


        3   THE RIGHTS ISSUE AND THE ACQUISITION

      3.1 At or as soon as possible after 7.30 a.m. on Impact Day, the Bank and First Technology shall procure the release of the Press Announcement to the Exchange and the Press.

      3.2   On Impact Day, or such later date as the Bank may agree:

            3.2.1 subject to the approval of the Circular by the Exchange in accordance with the Listing Rules, First Technology shall procure delivery to the Registrar of Companies of two copies of the Circular for registration as required by Section 149 FSA;

            3.2.2 First Technology shall make available copies of the Circular and any other documents required by the Listing Rules for such period as may be required by the Listing Rules; and

            3.2.3 subject to compliance by First Technology with Clause 3.2.1, First Technology shall procure the posting of the Circular to the First Technology Shareholders.

      3.3 The Company and First Technology shall comply with Section 147 FSA (and the provisions of the Listing Rules relating to supplementary listing particulars) and will promptly:

            3.3.1 notify the Bank if circumstances arise which require or may require the publication of any supplementary listing particulars in accordance with Section 147 FSA;

            3.3.2 consult with the Bank as to the contents of any supplementary listing particulars and comply with all reasonable requirements of the Bank in relation thereto; and

            3.3.3 publish such supplementary listing particulars as may be required by the Listing Rules.

      3.4 Before posting of the PALs, the Company shall (and First Technology shall procure that the Company shall), by resolution of its board of directors or a duly authorised committee thereof, provisionally allot the Stock to First Technology Shareholders who are not Prohibited Shareholders, on the terms set out in the Circular.

      3.5 Subject to the satisfaction of the condition in Clause 2.1.5 and save as otherwise described in Clause 4, First Technology shall procure:

            3.5.1 the posting of PALs to the First Technology Shareholders forthwith after passing of the Resolutions; and

            3.5.2 the publication of the Gazette Notice not later than 12 March 1999.

      3.6 The Acquisition shall be made by First Technology on the terms and conditions set out in the Acquisition Agreements or on such other terms consistent therewith as First Technology may determine, subject (in the case of other terms not consistent with such documents in all material respects) to the prior approval of the Bank (such approval not to be unreasonably withheld or delayed). First Technology shall in any event discuss any such other terms with the Bank before agreeing to them or implementing them.

      3.7 First Technology shall, upon becoming aware prior to the Acquisition Agreements becoming unconditional of any breach of any representation, warranty, undertaking or covenant given in its favour (or in favour of any of its subsidiary undertakings) therein, promptly notify the Bank thereof. Upon request from the Bank, First Technology shall provide such details as are within its knowledge and, without prejudice to any right it may have to terminate any of the Acquisition Agreements, enforce its rights in respect of such breach in such manner as First Technology considers reasonable in the circumstances following consultation with the Bank.

      3.8 First Technology shall not prior to the Acquisition Agreements becoming unconditional:

            3.8.1 materially alter or agree to any material alteration of any of the material terms of any of the Acquisition Agreements or the Deed Poll;

            3.8.2 waive or deem to be satisfied any condition precedent or material term of any of the Acquisition Agreements;

            3.8.3 grant any material time for performance or other indulgence under any of the Acquisition Agreements or proceed to completion thereof without full satisfaction of each of the material terms and conditions of any of the Acquisition Agreements;

            3.8.4 in circumstances where First Technology is entitled to rescind or terminate any of the Acquisition Agreements, proceed to completion thereof; or

            3.8.5 exercise any right of rescission or termination of any of the Acquisition Agreements;

            without the consent in writing of the Bank, such consent not to be unreasonably withheld or delayed.

      3.9 First Technology shall not prior to the Merger Agreement being completed in accordance with its terms materially alter or agree to any material alteration of any of the material terms of the Loan Agreement without the consent in writing of the Bank, such consent not to be unreasonably withheld or delayed.

     3.10 First Technology shall keep the Bank fully informed of any discussions in connection with the Acquisition and/or the Rights Issue and which may be material in the context thereof that it may have with any government or governmental, quasi-governmental, supranational, statutory or regulatory body or court.

     3.11 The New First Technology Shares when issued and fully paid will rank pari passu in all respects with the existing issued First Technology Shares including the right to receive all dividends and other distributions declared made or paid after the date hereof other than the interim dividend of 2.1p per share in respect of the six month period ended 31 October 1998 which is expected to be paid on 1 March 1999.


        4   PROHIBITED SHAREHOLDERS, RESTRICTED SHAREHOLDERS AND FRACTIONS

      4.1 PALs shall not be posted to Prohibited Shareholders but copies of the Circular shall, if so required under the Articles of Association of First Technology be posted to them only for the purpose of enabling them to consider the Resolutions.

      4.2 PALs posted to Restricted Shareholders shall be stamped "Non-renounceable".

      4.3 The rights of Prohibited Shareholders and Restricted Shareholders shall be limited as described in the Circular.

      4.4 Fractional entitlements shall be rounded down and Stock Units allotted accordingly.


        5   UNDERWRITING OBLIGATIONS

      5.1 If by 3.00 p.m. on the Rights Issue Closing Date duly completed PALs in respect of all the Stock Units have been lodged for acceptance (whether by the persons to whom such Stock Units were provisionally allotted or by renouncees of the right to accept allotment) in accordance with the terms of the Circular, together with cheques or other remittances for the full amount payable in respect of the Issue Price (other than cheques or remittances which have been notified to the Registrars as having been dishonoured by 3.00 p.m. on the Rights Issue Closing Date), the Bank's obligations under this Clause 5 will cease. Stock Units comprised in PALs which are not so lodged are herein referred to as "NON-ACCEPTED STOCK UNITS", PROVIDED THAT the Company may, with the Bank's consent, accept the Stock Units comprised in any PAL as having been taken up by 3.00 p.m. on the Rights Issue Closing Date if the required remittance is received no later than 3.00 p.m. on the Rights Issue Closing Date from an authorised person (as defined in the FSA) specifying the Stock Units concerned and undertaking to lodge the relevant PAL in due course.

      5.2 If by 9.00 a.m. on the Business Day following the Rights Issue Closing Date the Company and First Technology, after consultation with the Bank and the Registrars, have (acting reasonably) determined that sufficient evidence as to identity has not been received or is unlikely to be received within a reasonable period of time, pursuant to procedures maintained by the Registrars under the Money Laundering Regulations 1993, in respect of any PAL lodged for acceptance, the Stock Units comprised in that PAL may be deemed by the Company and First Technology, after consultation with the Bank, to be "Non-Accepted Stock Units".

      5.3 At 3.00 p.m. on the Rights Issue Closing Date, the provisional allotment of the Non-Accepted Stock Units will lapse. First Technology will as soon as practicable thereafter and in any event not later than 9.00 a.m. on the Business Day following the Rights Issue Closing Date procure that the Registrars notify the Bank in writing of the number of Non-Accepted Stock Units.

      5.4 The Bank will endeavour to procure subscribers in the market on the terms and subject to the conditions contained in the Circular and the PAL for the Non-Accepted Stock Units at a price not less than the total of the Issue Price and the expenses of procuring such subscription not later than the close of business on the second Business Day following the Rights Issue Closing Date, on the basis that any amount realised in excess of the Issue Price and such expenses shall be received and dealt with by the Company in accordance with the Circular PROVIDED THAT the Bank shall not be required to perform its obligations under this Clause 5.4 if it is of the opinion that it is unlikely that any such subscribers can be so procured at such price by such time. As soon as practicable following notification by the Bank to First Technology (on behalf of the Company) that subscribers have been found by such time for all or some of the Non-Accepted Stock Units, the Company shall (and First Technology shall procure that the Company shall):

            5.4.1 allot the Non-Accepted Stock Units for which subscribers shall have been procured to such subscribers or to the Bank (as their agent) or to such persons as the Bank may direct; and

            5.4.2 deliver to the Bank duly receipted PALs (fully paid up) in respect thereof in such names and in such denominations as the Bank may require.

            Subject to such allotment and delivery, the Bank will, not later than 3.00 p.m. on the fourth Business Day after the Rights Issue Closing Date, account to the Company for the proceeds of such subscriptions (after deduction of the expenses of procuring such subscriptions and any commissions and expenses recoverable by the Bank from the Company, as described in Clause 7) in the manner provided in Clause 5.7.

      5.5 The Bank agrees that it will as agent for the Company use reasonable endeavours to procure subscribers and, to the extent that it does not so procure subscribers, it agrees that it will subscribe itself on the terms and subject to the conditions (so far as the same are applicable) and on the basis of the information contained in the Circular for the Non-Accepted Stock Units not otherwise subscribed pursuant to Clause 5.4 and will, not later than the fourth Business Day after the Rights Issue Closing Date, pay or procure payment to the Company of the Issue Price for the Non-Accepted Stock Units against delivery to it or as it may direct of duly receipted PALs (fully paid up) for the Non-Accepted Stock Units in such names and in such denominations as it may require. Subject to compliance by First Technology with Clause 5.3, the Bank will, not later than 3.00 p.m. on the third Business Day after the Rights Issue Closing Date, notify the subscribers procured by it as aforesaid (if any) of the number of Stock Units (if any) to be subscribed by them pursuant to the sub-underwriting arrangements entered into between them and the Bank.

      5.6 In default of the Bank complying with its obligations under Clause 5.5, the Company and First Technology will be entitled (and are hereby irrevocably authorised) to treat this Agreement as the Bank's application for such Non-Accepted Stock Units on the terms and subject to the conditions and on the basis of the information set out in the Issue Documents and subject to the Memorandum and Articles of the Company and the conditions of the Deed Poll and to allocate and issue the same to the Bank on such terms and subject to such conditions and to register the same in the Bank's name.

      5.7   Payments to the Company by the Bank pursuant to Clauses 5.4, 5.5 and
            5.6 shall be made to such account as First Technology (on behalf of the Company) may nominate on reasonable notice in immediately available funds and such payment shall, to the extent of such payment, discharge the relevant obligation.

      5.8 The Company and First Technology confirm to the Bank that any information which they may obtain as to whether or not persons have been procured to take up any Non-Accepted Stock Units and for which subscribers are not procured pursuant to Clause 5.4 or, if any such persons have been so procured, as to the identities of any such persons, is information obtained by the Bank in its capacity as underwriter and not as financial adviser to the Company or to First Technology. Accordingly (and notwithstanding any relationship which the Bank may have with the Company or with First Technology as financial adviser), the Bank shall be under no obligation to disclose to the Company or to First Technology any of such information.


        6   THE BANK'S CAPACITY

      6.1 Any transaction carried out by the Bank pursuant to Clause 5.4 will constitute a transaction carried out in the capacity of agent at the request of the Company and, as applicable, of First Technology and not in respect of the Bank's own account. The Company and First Technology each confirm that the Bank shall have all powers, authorities and discretions on behalf of the Company or of First Technology which are necessary for or reasonably incidental to its obligations under Clauses 3.1 and 5, including the power to appoint agents to act on its behalf in connection with its obligations hereunder.

      6.2 The Bank will not in the absence of negligence, bad faith or wilful default of its obligations under this Agreement be responsible for any loss or damage to any person arising from any insufficiency or alleged insufficiency of any dealing price (other than as a result of non-compliance by the Bank with the provisions of Clause 5.4) or from the timing of any such transaction.


        7   FEES, COMMISSIONS AND EXPENSES

      7.1 In consideration of the Bank's agreement to underwrite the Rights Issue and its services in connection with the Rights Issue, the Company or, failing the Company, First Technology will pay to the Bank (together with VAT where applicable):

            7.1.1 a commission of 1/4 per cent. on the aggregate value at the Issue Price of the number of Stock Units to be issued under the Rights Issue;

            7.1.2 a commission of 1/2 per cent. on the aggregate value at the Issue Price of the number of Stock Units to be issued under the Rights Issue;

            7.1.3 a commission of 1/2 per cent. on the aggregate value at the Issue Price of the number of Stock Units to be issued under the Rights Issue in respect of the period from and including the date of this Agreement up to but excluding the date falling 30 days after the date of this Agreement;

            7.1.4 a further commission of 3/4 per cent. on the aggregate value at the Issue Price of the number of Stock Units to be issued under the Rights Issue if the Bank's obligations under Clauses 5.4, 5.5 and 5.6 become unconditional in accordance with Clause 2;

            7.1.5 a further commission of 1/8 per cent. on the aggregate value at the Issue Price of the number of Stock Units to be issued under the Rights Issue for each additional period of seven days or part thereof following the initial period of 30 days from and including the date of this Agreement up to and including the date on which the Bank notifies the sub-underwriters of the number of Stock Units to be taken up by them pursuant to Clause
                        5.5 or, if earlier, the date when the Bank's obligations hereunder are terminated or lapse or otherwise cease to be capable of becoming unconditional; and

            7.1.6       the Bank's reasonable legal and out-of-pocket expenses,

            or, in the case of the commission referred to in Clauses 7.1.2, 7.1.3, 7.1.4 and 7.1.5 above, such lesser amount (if any) as the Bank shall notify to the Company as having been paid by the Bank as sub-underwriting commissions pursuant to sub-underwriting arrangements entered into between the Bank and sub-underwriters appointed by them.

      7.2 Payment of the amounts referred to in Clause 7.1 shall, except as provided in Clause 7.1.4, be made whether or not the Bank shall be called upon to subscribe or procure subscribers for any of the Stock Units under this Agreement and whether or not the Bank's obligations under this Agreement become unconditional or are terminated pursuant to Clause 11.

      7.3 Out of the commissions referred to in Clause 7.1 the Bank will pay (together with VAT where applicable) sub-underwriting commissions to such persons, if any, as it may procure to subscribe Stock Units in or towards satisfaction of its underwriting obligations under Clause 5.

      7.4   The amounts payable pursuant to Clause 7.1 shall become payable at
            3.00 p.m. on the fourth Business Day following the Rights Issue Closing Date or, if applicable, within two Business Days of any announcement that the Rights Issue has been terminated. Amounts payable to the Bank pursuant to Clause 7.1 may be withheld by it from any payment to be made by it to the Company pursuant to Clause 5.

      7.5 Save as provided in Clause 7.3, the Company or, failing the Company, First Technology will bear all costs and expenses of and in connection with or incidental to the Rights Issue and the making of the Acquisition including, without limitation, the cost of printing, advertising and distribution of the Circular and all other documents connected with the Rights Issue and/or the Acquisition, the Registrars' fees, the receiving bank's fee, the listing fees of the Exchange, the Company's and First Technology's legal and other professional fees and expenses and out-of-pocket expenses, stamp duty or stamp duty reserve tax, if any, and, where applicable, VAT. The Company or, failing the Company, First Technology will forthwith upon demand by the Bank reimburse it the amount of any such expenses which it may have paid at the request of and on behalf of the Company and/or of First Technology together with any applicable VAT.


        8   ANNOUNCEMENTS

      8.1 Save as expressly required hereunder, by law or by the Exchange (in which event the Bank will be consulted and its reasonable representations will be taken into account by First Technology), First Technology undertakes to the Bank that none of the following will be published, made or despatched by or on behalf of any Group Company between the date hereof and the date on which the Acquisition is completed or any of the Acquisition Agreements are terminated or lapse without the prior written consent of the Bank (such consent not to be unreasonably withheld or delayed except that the Bank may withhold its consent, in its absolute discretion, to the inclusion in any document of a reference to its name) as to the content, timing and manner of the publication, making or despatch thereof:

            8.1.1 any public announcement or communication in connection with the Rights Issue or the Acquisition or concerning any Group Company or Target which is or may be material in the context of the Rights Issue, the Acquisition or the issue of the New First Technology Shares;

            8.1.2 any notice, bill, poster or document announcing the publication or posting of the Circular, the execution or completion of the Acquisition Agreements or the issue of the Stock Units or the New First Technology Shares and indicating the essential characteristics of the Stock Units or the New First Technology Shares; or

            8.1.3 any document relating to Admission of the Stock Units or the New First Technology Shares,

            (together, for the purposes of Clause 8, the "ANNOUNCEMENTS").

      8.2 First Technology shall procure that all Announcements (other than any required to be made only by Target which shall be the responsibility of Target) in relation to the Rights Issue and the Acquisition as are required hereunder, by law or regulation are duly made and shall procure that all such Announcements comply with all applicable legal and regulatory requirements.


        9   WARRANTIES

      9.1 First Technology represents, warrants and undertakes to the Bank that:

            9.1.1 all statements of fact contained in the Issue Documents are true and accurate in all material respects and not misleading in any material respect and all expressions of opinion, intention and expectation contained therein are fair and honestly held and have been made after due and careful enquiry and consideration;

            9.1.2 there is no information which has not been disclosed in the Issue Documents (a) the omission of which makes any statement therein misleading in any material respect or which, in the context of the Rights Issue or the Acquisition, is material for disclosure therein or (b) which investors and their professional advisers would reasonably require, and reasonably expect to find there, for the purpose of making an informed assessment of the assets and liabilities, financial position, profits and losses and prospects of First Technology and of the rights attaching to the Stock Units and the New First Technology Shares or (c) relating to the Group, Target or the Directors which should be taken into account by the Exchange in considering the suitability for listing of the Stock Units and the New First Technology Shares;

            9.1.3 the Issue Documents contain all particulars and information required by, and the making of the Rights Issue and the Acquisition, the allotment, issue and listing of the Stock Units and the New First Technology Shares, the issue or publication of the Issue Documents and the execution and implementation of the Acquisition Agreements, will, to the extent applicable, comply in all material respects with, the Companies Act 1985, the FSA, the Listing Rules, the rules and regulations of the Exchange, applicable US Securities Laws, all other relevant laws and regulations whether in the United Kingdom or elsewhere all agreements to which any Group Company is a party or by which any Group Company is bound;

            9.1.4 the information and statements contained in the Issue Documents in relation to Target are true and accurate in all material respects and not misleading in any material respect and all expressions of opinion, intention and expection in relation to Target contained therein are fair and honestly held and have been made after due and careful enquiry and consideration;

            9.1.5 there is no written information that has been supplied to First Technology and/or its advisers by Target and/or its advisers in connection with the due diligence exercise carried out by First Technology in relation to Target which would be material in the context of the Rights Issue that has not been disclosed to the Bank;

            9.1.6 the audited consolidated balance sheet of the Group as at 30 April 1998 and the audited consolidated profit and loss account of the Group for the financial year ended on such date (including the notes thereto) have been prepared in accordance with the Companies Act 1985 and (except to the extent (if any) disclosed therein) generally accepted accounting principles, standards or practice consistently applied and give a true and fair view of the state of affairs of the Group as at that date and the profit or loss of the Group for the financial year to that date;

            9.1.7 the financial information contained in the interim unaudited statement of the results of the Group for the six months ended 31 October 1998 has (except to the extent (if any) disclosed therein) been prepared in accordance with generally accepted accounting principles or practices consistent with those used in the preparation of the audited consolidated accounts of the Group for the financial year ended 30 April 1998 insofar as appropriate in the preparation of an interim unaudited statement and all statements of fact relating to the Group contained in such statement are in the context of such statements true and accurate in all material respects and not misleading in any material respects and all expressions of opinion, intention and expectation contained therein are fair and honestly held and have been made after due and careful enquiry and consideration;

            9.1.8 no Group Company is engaged in any litigation, arbitration, prosecution or other legal proceeding, nor so far as the Directors are aware is any such proceeding pending or threatened against any Group Company, nor is there any claim or so far as the Directors are aware any fact likely to give rise to a claim, which in any such case may have or has had during the 12 months preceding the date of this Agreement a significant effect on the financial position of the Group taken as a whole or which individually or collectively are material for disclosure in the context of the Rights Issue or the Acquisition;

            9.1.9 since the date to which the latest published audited consolidated accounts of the Group were made up, no Group Company has entered into any contract or commitment of an unusual or onerous nature which, in the context of the Rights Issue or the Acquisition, is material for disclosure as required by the Listing Rules or other legal or regulatory requirements and the Group taken as a whole has carried on business in the ordinary and usual course and there has been no material adverse change in the financial or trading position or, so far as the Directors are aware, prospects of the Group taken as a whole;

            9.1.10 no outstanding indebtedness of the Group of an amount which would be material in the context of the Acquisition or the Rights Issue has become repayable before its stated maturity, nor has any security in respect of such indebtedness become enforceable by reason of default by any Group Company and no event has occurred or is, to the best of the knowledge, information and belief of the Directors, impending which, with the lapse of time or the fulfilment of any condition or the giving of notice or the compliance with any other formality, may result in any such indebtedness becoming so repayable or any such security becoming enforceable and no person to whom any such indebtedness of any Group Company which is repayable on demand is owed, has demanded or threatened to demand repayment of, or to take any steps to enforce any security for, the same;

            9.1.11 no "Termination Event" (as defined in the Loan Agreement) has occurred or is impending;

            9.1.12 none of the warranties and representations given in Clause 11 of the Loan Agreement is breached, untrue, inaccurate or misleading in any material respect;

            9.1.13 the statement contained in the Circular relating to working capital represents the true and honest belief of the Directors arrived at after due and careful consideration and enquiry;

            9.1.14 all factual information relating to the Group supplied by First Technology to its auditors or to the Bank for the purpose of their examination and review of the working capital projections of the Group is true and accurate in all material respects and is not by itself or by omission misleading in any material respect and all expressions of opinion, intention or expectation made by First Technology in relation thereto are fair and honestly held and made after due and careful consideration;

            9.1.15 the working capital report of the Group dated 22 March 1999 has been approved by the Board, has been made after due and careful enquiry, all expressions of opinion or intention contained therein are made on reasonable grounds and are truly and honestly held by the Directors and are fairly based and there are no other facts known, or which could on reasonable enquiry have been known, to the Directors the omission of which would make any such statement or expression in such report misleading in any material respect;

            9.1.16 each Group Company has carried on and is carrying on its businesses and operations in all material respects in accordance with applicable laws, regulations and by-laws and all material statutory and other licences, consents, permits and authorities necessary or desirable for the carrying on of the businesses and operations of each Group Company as now carried on have been obtained and are valid and subsisting and all material conditions applicable to any such licence, consent, permit or authority have been and are complied with in all material respects and there are no circumstances known to any of the Directors which indicate that any of them is likely to be revoked, rescinded, avoided or repudiated or not renewed, in whole or in part, in the ordinary course of events;

            9.1.17 the Company and First Technology have power under their respective Memoranda and Articles of Association to enter into and perform the Acquisition Agreements and the Deed Poll and (as applicable) to make the Acquisition and the Rights Issue and to allot and issue the Stock Units and the New First Technology Shares in accordance with this Agreement and the Issue Documents without any further sanction other than the passing of the Resolutions and the Acquisition Agreements are, and the Deed Poll will be, duly authorised and the Acquisition Agreements constitute, and the Deed Poll will constitute, legally binding obligations of the Company and, as the case may be, of First Technology;

            9.1.18 none of the entering into and performance of the Acquisition Agreements, the making of the Rights Issue or the Acquisition and/or the issue of any of the Issue Documents will give rise to any breach (for which an appropriate waiver has not been obtained), which would be material in the context of the Rights Issue or the Acquisition, under any agreement to which any Group Company is a party or by which it or any of them or any of their respective properties or assets is bound, or will infringe any borrowing limits or restrictions or the terms of any contract, obligation or commitment of any Group Company (save to the extent of such waiver);

            9.1.19 it has implemented a millennium compliance programme which will it believes ensure that the Information Technology will be Millennium Compliant by no later than August 1999 and to the best of the knowledge, information and belief of the Directors after making due and careful enquiries it has no reason to believe that, if such steps are taken, the Information Technology and the each part of it will not be Millennium Compliant in all material respects.

                        For the purposes of this Clause 9.1.19:

                        "MILLENNIUM COMPLIANT" means that neither performance nor functionality is or will be affected by dates prior to, during or after the year 2000 and in particular (but without limitation):

                        (i) no value for current date causes or will cause any interruption in operation;

                        (ii) date-based functionality behaves and will behave consistently for dates prior to, during and after the year 2000;

                        (iii) in all interfaces and data storage, the century in any date is and will be specified either explicitly or by unambiguous algorithms or inferencing rules; and

                        (iv) the year 2000 is and will be recognised as a leap year, and

                        "INFORMATION TECHNOLOGY" means all computer systems, communications systems, software and hardware owned, used or licensed by or to any Group Company.

            9.1.20 (i) to the best of the knowledge, information and belief of the Directors, there is no substantial US market interest (as that term is used in Regulation S made under the US Securities Act of 1933) in the First Technology Shares and (ii) neither First Technology nor the Company has made or will make any directed selling efforts in relation to the Stock Units within the meaning of Regulation S; and

            9.1.21 the Company is a corporation duly incorporated under the laws of England and Wales with full power and authority to carry on its business and, subject to the passing of the Resolutions to implement the Rights Issue, as described in the Circular.

      9.2   For the purposes of Clause 9.1:

            9.2.1 each of the warranties shall be qualified to the extent of any facts or information fairly disclosed in the Circular; and

            9.2.2 the Directors shall be deemed to have knowledge of all matters which should have been discovered by them, having made all reasonable enquiries.

      9.3 The warranties contained given in Clause 9.1 shall remain in full force and effect notwithstanding the completion of all matters and arrangements referred to in or contemplated by this Agreement.

      9.4 The Company and First Technology accept that the Bank is entering into this Agreement in reliance upon each of the warranties contained in Clause 9.1. Each of such warranties shall be construed separately and shall not be limited or restricted by reference to or inference from the terms of any other or any other term of this Agreement, other than Clause 9.2.

      9.5 Each of the Company and First Technology undertakes to the Bank:

            9.5.1 not to cause and to use all reasonable endeavours not to permit and to procure in so far as it is able to do so that no Group Company will cause or fail to use all reasonable endeavours not to permit any event to occur before Admission of the Stock Units which would cause any of the warranties contained in Clause 9.1 to be breached or to become untrue or inaccurate or misleading in any material respect if such warranties were repeated at such date by reference to circumstances then subsisting;

            9.5.2 to give notice to the Bank if any of the warranties contained in Clause 9.1 is breached, untrue, inaccurate or misleading in any material respect or any other provision of this Agreement is breached in any material respect, or of the occurrence of any event described in Clause 9.5.1, which shall come to the knowledge of First Technology or of any Director prior to Admission of the Stock Units. Following receipt of such notice by the Bank, the provisions of Clause 11 shall apply.

      9.6 First Technology undertakes to the Bank that it will not, and will procure that no Group Company will, between the date hereof and the date on which the Acquisition is completed or is terminated or lapses, enter into any agreement, commitment or arrangement which could materially and adversely affect the Rights Issue, the Acquisition or the issue of the New First Technology Shares.


       10   INDEMNITY

     10.1 Subject to the provisions of this Clause 10, First Technology shall indemnify the Bank, on an after tax basis against:

            10.1.1 all claims, actions, proceedings, investigations, demands, judgments and awards (together "CLAIMS") which may be instituted, made, threatened or alleged against or otherwise involve the Bank; and

            10.1.2 all losses, liabilities, damages, costs, charges and expenses (together "LOSSES") which may be suffered or incurred by the Bank, in connection with or arising out of the services rendered or duties performed by the Bank under this Agreement or otherwise in connection with the making or implementation of the Rights Issue, including (without limitation) all Losses which the Bank may incur in investigating, preparing, disputing or defending any Claim (whether or not the Bank is an actual or potential party to such Claim) or in establishing any Claim or mitigating any Loss on its part or otherwise enforcing its rights under this Clause 10 which shall be additional and without prejudice to any rights which the Bank may have at common law or otherwise.

     10.2 The indemnity set out in Clause 10.1 shall extend (without limitation) to all Claims which may be instituted, made, threatened or alleged against or otherwise involve the Bank and to all Losses suffered or incurred by the Bank:

            10.2.1 as a person who has authorised the contents of the Circular or any part thereof for the purpose of Section 152 FSA; or

            10.2.2 as a person who has issued or approved the contents of any investment advertisement issued in connection with the Rights Issue for the purpose of Section 57(1) FSA; or

            10.2.3 in its capacity as sponsor to the application by the Company and First Technology for Admission of the Stock Units and the New First Technology Shares; or

            10.2.4      in connection with or arising out of:

                        (i) the issue and publication of the Issue Documents or the Gazette Notice (or any of them) and any supplementary listing particulars; or

                        (ii) any breach by the Company or by First Technology of the warranties contained in Clause 9.1 or of any other obligation of the Company or of First Technology pursuant to this Agreement; or

                        (iii) the failure or alleged failure by any Group Company or any of the Directors to comply with the Companies Act 1985, FSA or any other requirements of applicable law or regulation in relation to the Rights Issue or the issue of the Stock Units or the New First Technology Shares; or

                      (iv) the Issue Documents not containing, or being alleged not to contain, all information material in the context of the Rights Issue, whether required by statute or not, or any statement contained therein being, or being alleged to be, untrue, incorrect or misleading in any material respect.

      10.3 The Bank shall not be entitled to be indemnified in respect of Claims or Losses to the extent that:

            10.3.1 it is expressly required to bear any Losses under this Agreement; or

            10.3.2 the giving or implementation of an indemnity in respect thereof is prohibited by law; or

            10.3.3 they arise as a result of the negligence, bad faith or wilful default of the Bank; or

            10.3.4 they arise as a result of the Bank having breached the provisions of the FSA or the Rules of the SFA or any other regulatory body.

     10.4 If the Bank becomes aware of any Claim made or threatened within the scope of the indemnity set out above, the Bank shall promptly notify First Technology thereof and shall thereafter (subject to its being indemnified and secured to its reasonable satisfaction by First Technology against all losses it may suffer or incur as a result of so doing), subject to the requirements (if any) of the Bank's insurers, consult with First Technology regarding the Bank's conduct of the Claim and shall provide the Company with such information and copies of such documents relating to the Claim as the Company may reasonably request provided that the Bank shall not be under any obligation to take into account any requirements of the Company in connection with such conduct not to provide the Company with a copy of any document which is or, in the reasonable opinion of the Bank's advisers, is likely to be privileged in the context of the Claim.

     10.5 If First Technology becomes aware of any claim relevant for the purposes of Clause 10.1 or any matter which may give rise to a Claim, First Technology shall notify the Bank and shall provide the Bank with such information and copies of such documents relating to the Claim as it may reasonably request, provided that First Technology shall not be required to do so to the extent that:

            10.5.1 First Technology in good faith considers a relevant document to be subject to a bona fide duty of confidentiality owed by it to a third party or to be privileged in the context of any litigation by First Technology against the Indemnified Party (or vice versa) connected with the Claim; or

            10.5.2 it would prejudice any insurance cover to which First Technology may from time to time be entitled.

     10.6 No Claim shall be made against the Bank by the Company or by First Technology to recover any Losses incurred by the Company or by First Technology in connection with or arising out of the services rendered or duties performed by the Bank in connection with the making or implementation of the Rights Issue unless and to the extent that they arise as a result of the negligence, bad faith or wilful default of the Bank or their arise as a result of the Bank having breached the provisions of the FSA or the Rules of the SFA or any other regulatory body.

     10.7 The Company and First Technology agree that they will not, without the prior written consent of the Bank (which consent shall not be unreasonably withheld or delayed), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened Claim:

            10.7.1 in respect of which indemnification may be sought by the Bank under this Clause 10 (whether or not the Bank is an actual or potential party to such Claim), unless such settlement, compromise or consent includes an unconditional release of the Bank from all liability arising out of such Claim; or

            10.7.2 in respect of which indemnification may be sought by the Bank under this Clause 10, unless notice of such Claim has been given to the Bank pursuant to Clause 10.4.

     10.8 If any sum payable under this Clause 10 shall be subject to a charge to taxation in the hands of the Bank, the sum payable shall be increased to such sum as will ensure that after payment of such taxation the Bank shall be left with a sum equal to the sum that it would have received in the absence of such charge to taxation.

     10.9   For the purposes of this Clause 10, the expressions:

            10.9.1 "the Bank" shall mean the Bank, its subsidiaries and ultimate holding company and the subsidiaries of that holding company and their respective directors, officers, employees and agents and the Bank, in receiving such indemnity, is acting for itself and as trustee and/or agent for each of such persons with the intent that the provisions of this Clause 10 shall be enforceable by the Bank and each of such persons; and

            10.9.2 "on an after tax basis" shall mean that there shall be taken into account, in calculating the amount due to the Bank under the indemnity contained in this Clause 10, the treatment for the Bank's taxation purposes of the liability (including costs and expenses) and of the receipt of the payment under the indemnity, so that the Bank shall not be placed in a better or worse position than would have been the case had liability giving rise to the claim in question not arisen.


       11   TERMINATION

     11.1 If First Technology makes any notification to the Bank pursuant to Clause 9.5.2, or if the Bank otherwise becomes aware of any matter or thing failing to be notified pursuant thereto, First Technology and the Bank shall consult together as to the appropriate form of any communication or announcement to be made with respect thereto. Unless the matter or thing is remedied to the reasonable satisfaction of the Bank, or the Bank considers that the matter is not material in the context of the Rights Issue or the Acquisition or the obligations of the Bank hereunder, the Bank shall have the right, by notice in writing to First Technology to this effect given prior to the commencement of dealings in the Stock Units (nil paid), to terminate this Agreement forthwith upon the giving of such notice.

     11.2 If any notice is given by the Bank to First Technology pursuant to Clause 11.1 to terminate this Agreement, the Bank shall on behalf of First Technology withdraw any application to the Exchange for Admission.

     11.3 In the event that this Agreement is terminated pursuant to the provisions of this Clause, no party to this Agreement will have any claim against any other party to this Agreement for costs, damages, compensation or otherwise except that:

            11.3.1 such termination shall be without prejudice to any accrued rights or obligations under this Agreement;

            11.3.2 the Company or, failing the Company, First Technology shall pay the commissions, fees and expenses specified in Clause 7 (other than the commission specified in Clause
                      7.1.4 and 7.1.5); and

            11.3.3 the provisions of Clauses 1 (interpretation), 8 (announcements), 10 (indemnity), 12 (time of the essence), 14 (miscellaneous), 15 (notices) and 16 (governing law) shall remain in full force and effect.


       12   TIME OF THE ESSENCE

            Time shall be of the essence of this Agreement, both as regards any dates, times and periods mentioned and as regards any dates, times and periods which may be substituted for them in accordance with this Agreement or by agreement in writing between the parties.


       13   GENERAL

     13.1 First Technology will deliver to the Bank as soon as reasonably practicable:

            13.1.1 a certified copy of the resolution of the Board and of the board of directors of the Company approving and authorising (in each case, as applicable) the execution of the Acquisition Agreements, the terms of the Rights Issue and the Acquisition and the issue of the Press Announcement and the Circular (and, if the said resolution is of a committee of the Board, a certified copy of the resolution of the Board appointing such committee);

            13.1.2 certified copies of responsibility statements signed by all the Directors and by all of the directors of the Company; and

            13.1.3 Verification Notes signed by or on behalf of each person to whom responsibility is assigned therein.

     13.2 First Technology will deliver to the Bank as soon as reasonably practicable after the provisional allotment of the Stock a certified copy of the resolution of the board of directors of the Company provisionally allotting the Stock.

     13.3 First Technology will deliver a certified copy of the Resolutions to the Bank as soon as reasonably practicable after the EGM.

     13.4 First Technology will deliver to the Bank as soon as reasonably practicable after confirmation of allotments and/or new allotments of the Stock a certified copy of the resolution of the board of directors of the Company confirming the allotment of the Stock taken up and making new allotments of the Stock not taken up.

     13.5 First Technology will deliver to the Bank a certified copy of the Deed Poll duly executed as a deed by the Company and by First Technology as soon as reasonably practicable after the execution of the same and, in any event, before the Rights Issue Closing Date.


       14   MISCELLANEOUS

            No delay or omission on the part of any party hereto in exercising any right, power or remedy under this Agreement shall impair such right, power or remedy or operate as a waiver thereof. The single or partial exercise of any right, power or remedy under this Agreement by any party hereto shall not preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies of each party hereto provided in this Agreement are cumulative and not exclusive of any rights, powers and remedies provided by law.


       15   NOTICES

     15.1 Any notice or other communication to be given or made to a party under or in connection with this Agreement shall be sufficiently given if in writing and communicated to the following addresses:

            In the case of First Technology:

                      2 Columbus Drive,
                      Summit Avenue,
                      Southwood
                      Farnborough,
                      Hampshire GU14 0NZ

                      Fax:  01252 375825
                      Attention: Company Secretary

            In the case of the Company:

                      2 Columbus Drive,
                      Summit Avenue,
                      Southwood
                      Farnborough,
                      Hampshire GU14 0NZ

                      Fax:  01252 375825
                      Attention: Company Secretary

            In the case of the Bank:

                      20 Fenchurch Street
                      London EC3P 3DB

                      Fax:  0171 623 5535
                      Attention: Stuart Stradling

     15.2 Any such notice or other communication sent (i) by fax shall be deemed to have been received at the time of despatch thereof, (ii) by first class post shall be deemed to have been received 48 hours after the time of posting and (iii) by personal delivery shall be deemed to have been received upon delivery at the address of the relevant party.

     15.3 Any notice given by the Bank under Clause 11 may also be given by any director of the Bank to any director of the Company or of First Technology (as the case may be) either personally or by telephone (to be confirmed immediately in writing) and shall have effect immediately.

     15.4 Any party may notify the other parties to this Agreement of a change of its name, relevant addressee, address or fax number for the purposes of Clause 15.1 provided that such notification shall only be effective on:

            15.4.1 the date specified in the notification as the date on which the change is to take place; or

            15.4.2 if no date is specified or the date specified is less than five Business Days after the date on which notice is given, the date falling five Business Days after notice of any such change has been given.

       16   GOVERNING LAW

            This Agreement shall be governed by and construed in accordance with English law.



            IN WITNESS WHEREOF this Agreement has been entered into on the date stated at the beginning.

                                   SCHEDULE 1


                          DOCUMENTS IN THE AGREED FORM


            Circular

            Deed Poll

            Gazette Notice

            Loan Agreement

            Merger Agreement

            PAL

            Press Announcement

            Shareholder Agreement

            Subscription Agreement

            Verification Notes

                                   SCHEDULE 2

                        [Letterhead of First Technology]

To:       Kleinwort Benson Securities Limited                            o 1999
          20 Fenchurch Street
          London EC3P 3DB

            Dear Sirs


            RIGHTS ISSUE OF UP TO 12,029,189 STOCK UNITS OF 320P EACH (THE "RIGHTS ISSUE")

            We refer to the Rights Issue and the Underwriting Agreement relating thereto dated 23 February 1999 (the "UNDERWRITING AGREEMENT"). Words and expressions defined in the Underwriting Agreement have the same meanings in this letter.

            We confirm that:

            (i) we have complied in all material respects with all our obligations under the Underwriting Agreement which fail to be performed to date;

            (ii) we have been advised that the Exchange has agreed to admit the Stock Units to the Official List subject only to the despatch of PALs and the making of an announcement in accordance with paragraph 7.1 of the Listing Rules;

            (iii) the Resolutions have been passed without material amendment at the EGM; and

            (iv)      save as previously notified to you pursuant to Clause
                      9.5.2 of the Underwriting Agreement, none of the warranties contained in Clause 9.1 of the Underwriting Agreement has been breached or is unfulfilled or was untrue, inaccurate or misleading when made and none of such warranties would be breached, untrue or inaccurate in any respect were it to be repeated by reference to the facts and circumstances subsisting at the date hereof, which in any such case is material in the context of the Rights Issue or the underwriting of the Stock Units.

            Yours faithfully



            ...........................

            Director
            For and on behalf of FIRST TECHNOLOGY PLC

SIGNED by Dr. Frederick Westlake     }
for and on behalf of                                  DR. FREDERICK WESTLAKE
FIRST TECHNOLOGY PLC


SIGNED by Dr. Frederick Westlake     }
for and on behalf of
FIRST TECHNOLOGY FUNDING PLC                          DR. FREDERICK WESTLAKE


SIGNED by Stuart Stradling           }
for and on behalf of
KLEINWORT BENSON SECURITIES LIMITED                   STUART STRADLING






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